Exhibit 10.1

FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of March 30, 2023, is entered into by and between (i) BGSL Big Sky Funding LLC (the “Company”) and (ii) Bank of America, N.A. (the “Bank”) (each a “Party” and, collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and the Bank, as a Lender and as Administrative Agent, entered into that certain Second Amended and Restated Credit Agreement, dated as of June 29, 2022 (the “Credit Agreement”), and the Bank constitutes the Required Lenders (as defined in the Credit Agreement) as of the date hereof;

WHEREAS, the Company and the Bank wish to amend the Credit Agreement to reflect the changes set forth herein (the Credit Agreement as amended hereby, the “Amended Credit Agreement”), and capitalized terms used herein without definitions shall have the meanings assigned to such terms in the Amended Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

ARTICLE I

AMENDMENTS TO THE CREDIT AGREEMENT

SECTION 1.1 Definitions.

(a) The definition of Applicable Rate in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Applicable Rate” means (i) from the Closing Date to, but excluding, the Second Restatement Date, a per annum rate equal to 1.60%, (ii) on and after the Second Restatement Date to, but excluding, September 25, 2024, a per annum rate equal to 1.80%, and (iii) on and after September 25, 2024, a per annum rate equal to (i) the sum of (a) the product of the aggregate Assigned Value of all Collateral Assets that are Approval Assets as determined in connection with the calculation of the Borrowing Base as of the most recent calendar month-end preceding the Interest Payment Date and 2.45% plus (b) the product of the aggregate Assigned Value of all Collateral assets that are not Approval Assets as determined in connection with the calculation of the Borrowing Base as of the most recent calendar month-end preceding the Interest Payment Date and 2.10% divided by (ii) the Aggregate Assigned Value of all Collateral Assets.

(b) The definition of Availability Period in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Availability Period” means the period (i) beginning on the later of (A) the Closing Date and (B) the date on which all conditions precedent to the initial Credit Extension have been satisfied or waived and (ii) ending on the earlier of (A) any date on which an Event of Default has occurred (provided that the Availability Period may be reinstated by the Administrative Agent upon the cure or waiver of such Event of Default) or (B) the date that is six months prior to the Maturity Date.

(c) The definition of Interest Payment Date in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Interest Payment Date” means, (a) as to any Term SOFR Loan, the 15th day of each month (or, if such day is not a Business Day, the next succeeding Business Day) and the Maturity Date; (b) as to Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; and (c) as to any Base Rate Loan or Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

(d) The definition of Interest Period in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Interest Period” means (a) as to each Term SOFR Loan, with respect to any Interest Payment Date, the period from and including the immediately preceding Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the applicable Borrowing date) to, but excluding, the current Interest Payment Date, and (b) as to each Alternative Currency Term Rate Loan, the period commencing on the date such Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Alternative Currency Term Rate Loan and ending on the date one month thereafter; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

(e) The definition of Maturity Date in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“Maturity Date” means September 30, 2026; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next following Business Day.

SECTION 1.2 Section 2.07(b)

Section 2.07(b) is hereby amended by (i) replacing the reference to Section 2.10(a)(iii) therein with a reference to Section 2.12(a)(iii), and (ii) replacing the reference to Section 2.02 therein with a reference to Section 2.04.

SECTION 1.3 Restricted Payments.

Section 7.06 of the Credit Agreement is deleted in its entirety and replaced with the following:

Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so (unless such obligation shall be rescinded if the applicable Restricted Payment is not then permitted under this Section 7.06), or issue or sell any Equity Interests, except that the Company may make distributions to Borrower Parent so long as (a) no Default shall have occurred and be continuing or would result therefrom, (b) no Borrowing Base Deficiency has occurred and is continuing or would result therefrom on a pro forma basis, (c) no Currency Asset Amount Shortfall or breach of the Interest Coverage Test has occurred and is continuing or would result therefrom on a pro forma basis, (d) (x) in the case of Restricted Payments from the Interest Proceeds Account, the Interest Proceeds Test is satisfied and will be satisfied after giving effect to such distribution on a pro forma basis and (y) in the case of Restricted Payments from the Principal Proceeds Account, the Principal Proceeds Test is satisfied and will be satisfied after giving effect to such distribution on a pro forma basis (provided that, following the end of the Availability Period, no Restricted Payment may be made using Principal Proceeds) and (e) Manager, on behalf of the Borrower, delivers a Restricted Payments Certificate immediately prior to such distribution; provided that, notwithstanding the foregoing, (A) the Company may make distributions to Borrower Parent in order to pay Administrative Expenses at any time prior to (i) the date on which the Administrative Agent has exercised remedies as provided for in Section 8.02 and (B) even during the occurrence and continuance of a Default, so long as (1) no Specified Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, (2) the requirements set forth in clause (d) above are satisfied and (3) the Company has provided the Administrative Agent with evidence reasonably satisfactory to it of such obligation, the basis therefor under the definition of Tax Distribution and the amount thereof at least five Business Days prior to the date of the Restricted Payment, the Company may make Restricted Payments to Borrower Parent that are Tax Distributions. For the avoidance of doubt, no Restricted Payments may be made except from the Interest Proceeds Account or, prior to the end of the Availability Period, the Principal Proceeds Account.

SECTION 1.4 Portfolio Criteria.

(a) Clause (g) of the Portfolio Criteria in Annex B of the Credit Agreement is deleted in its entirety and replaced with the following:

“g. The sum of the aggregate unfunded commitments under Delayed Drawdown Loans that are Collateral Assets and the aggregate unfunded and funded commitments of Revolving Loans that are Collateral Assets may not exceed 20% of the Aggregate Assigned Value; provided that the sum of the aggregate unfunded and funded commitments of Revolving Loans that are Collateral Assets may not exceed 5.0% of the Aggregate Assigned Value;”

(b) Clause (l) of the Portfolio Criteria in Annex B of the Credit Agreement is deleted in its entirety and replaced with the following:

“l. The Assigned Value of all Eligible Collateral Assets which are Partial PIK Assets may not exceed 15.0% of the Aggregate Assigned Value.”

ARTICLE II

MISCELLANEOUS

SECTION 2.1 Effectiveness of Amendments. Each amendment set forth in this Agreement shall be effective upon the satisfaction or waiver of each of the following conditions precedent:

(a) the Administrative Agent’s receipt of executed counterparts of this Agreement;

(b) unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent);

(c) all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act; and

(d) the Administrative Agent’s receipt of a favorable opinion of Dechert LLP, counsel to the Company, addressed to the Administrative Agent and each Lender, as to the matters concerning corporate enforceability of this Agreement.

SECTION 2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to the Administrative Agent and the Lender that:

(a) the representations and warranties contained in the Credit Agreement (i) to the extent already qualified with respect to “material” matters or “Material Adverse Effect,” are true and correct as of the date hereof in respect of this Agreement, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date and (ii) to the extent not already qualified with respect to “material” matters or “Material Adverse Effect,” are true and correct in all material respects as of the date hereof in respect of this Agreement, except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and

(b) no Default or Event of Default has occurred or is continuing.

SECTION 2.3 Governing Law. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 2.4 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 2.5 Entire Agreement. The only amendments being made to the Credit Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the Parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the Parties hereto.

SECTION 2.6 Ratification. Except as expressly amended and waived hereby, the Amended Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Amended Credit Agreement for all purposes and is therefore a Loan Document.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

BANK OF AMERICA, N.A., as a Lender under the Credit Agreement

By:	/s/ Ben Holcombe
Name:	Ben Holcombe
Title:	Vice President

BGSL BIG SKY FUNDING LLC, as Company under the Credit Agreement

By: Blackstone Senior Lending Fund, its sole member

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Chief Legal Officer and Secretary

First Amendment to Second Amended and Restated Credit Agreement

Acknowledged and Agreed by:

BANK OF AMERICA, N.A., as Administrative Agent under the Credit Agreement

By:	/s/ Ben Holcombe
Name:	Ben Holcombe
Title:	Vice President

First Amendment to Second Amended and Restated Credit Agreement